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                                  EXHIBIT 3.1



                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        SUPERCONDUCTOR TECHNOLOGIES INC.
                             a Delaware corporation



      Superconductor Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), hereby certifies as follows:

   1. That the Restated Certificate of Incorporation of the Company is hereby amended to add Article XII which reads in its entirety as follows:

                                  "ARTICLE XII

      No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied."

   2. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the Company at its meeting on February 8, 2001 and by the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon at the annual meeting of stockholders on May 17, 2001. There is no other class of stock entitled to vote on this amendment.

   IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this 17th day of May 2001.

                                    Superconductor Technologies Inc.




                                    By:  /s/ Martin S. McDermut
                                        ----------------------------------------
                                        Martin S. McDermut
                                        Vice President, Chief Financial Officer
                                        and Secretary










                                Exhibit 3.1 - 1